    As filed with the Securities and Exchange Commission on August 15, 2002.
                                                     Registration Statement 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            1ST CONSTITUTION BANCORP
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                                            22-3665653
(State or other jurisdiction                                (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

2650 ROUTE 130 P.O. BOX 634 CRANBURY, NJ                         08512
(Address of principal executive offices)                       (Zip Code)


            AMENDED AND RESTATED STOCK OPTION PLAN FOR KEY EMPLOYEES
                         1996 EMPLOYEE STOCK OPTION PLAN
                 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN
                DIRECTORS STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plans)

                              MR. ROBERT F. MANGANO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 2650 ROUTE 130
                           CRANBURY, NEW JERSEY 08512
                     (Name and address of agent for service)

                                 (609) 655-4500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            LAWRENCE A. GOLDMAN, ESQ.
                 GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5497
                                 (973) 596-4500

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED            PROPOSED
           TITLE OF EACH CLASS                 AMOUNT        MAXIMUM OFFERING        MAXIMUM           AMOUNT OF
              OF SECURITIES                     TO BE              PRICE            AGGREGATE         REGISTRATION
            TO BE REGISTERED                REGISTERED(1)      PER SHARE(2)          OFFERING            FEE(2)
                                                                                     PRICE(2)
Common Stock, no par value per share           372,664            $20.175           $7,518,496            $692

         (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (2) Estimated in accordance with Rule 457(c) solely for the purposes of calculating the registration fee, based on the average high and low prices per share of the Registrant's Common Stock as reported on The Nasdaq National Market System on August 9, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         1st Constitution Bancorp ("we", "us", "our" or the "Company") incorporates by reference in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the "Commission"):

         (1) Our Annual Report on Form 10-KSB for the year ended December 31, 2001;

         (2) Our Quarterly Reports on Form 10-QSB for the three-month period ended March 31, 2002 and the three-month period ended June 30, 2002;

         (3) The description of our common stock, no par value per share (the "Common Stock"), set forth in Amendment No. 2 to Registration Statement on Form 10-SB, filed with the Commission on September 7, 2001, including any amendment or report filed for the purpose of updating such description; and

         (4) All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of the Company provides that the Company will indemnify to the full extent from time to time permitted by law, any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Company or any subsidiary of the Company or serves or served any other enterprise at the request of the Company against expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therein. The Federal Deposit Insurance Act generally prohibits indemnification of a holding company's directors and officers for any penalty or judgment resulting from any administrative or civil action instituted by a federal banking agency.

         The Certificate of Incorporation of the Company contains provisions that may limit the liability of any director or officer of the Company to the Company or its shareholders for damages for an alleged breach of any duty owed to the Company or its shareholders. This limitation will not relieve an officer or director from liability based on any act or omission (i) that was in breach of such person's duty of loyalty to the Company or its shareholders; (ii) that was not in good faith or involved a knowing violation of law; or (iii) that resulted in receipt by such officer or director of an improper personal benefit. These provisions are explicitly permitted by New Jersey law.

         The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had not reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" for any other enterprise at the request of the corporation.

         With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the stockholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses if it is ultimately determined that he is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.                                Description
-----------                                -----------
4.1                   Amended and Restated Stock Option Plan for Key Employees,
                      as amended by Amendment effective July 1, 1999 and as
                      further amended by Second Amendment effective April 25,
                      2002 (incorporated by reference to Exhibit 10.1 to the
                      Company's Form 10-Q SB for the period ended June 30, 2002)

4.2 1996 Employee Stock Option Plan, as amended by Amendment and by a further Amendment effective July 1, 1999 and as further amended by Third Amendment effective April 25, 2002 (incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q SB for the period ended June 30, 2002)

4.3                   Employee Stock Option and Restricted Stock Plan
                      (incorporated by reference to Exhibit 6.3 to the Company's
                      Registration Statement on Form 10-SB (File No. 000-32891)
                      filed June 15, 2001)

4.4                   Directors Stock Option and Restricted Stock Plan
                      (incorporated by reference to Exhibit 6.4 to the Company's
                      Registration Statement on Form 10-SB (File No. 000-32891)
                      filed June 15, 2001)

5.1                   Opinion of Gibbons, Del Deo, Dolan, Griffinger &
                      Vecchione.

23.1                  Consent of KPMG LLP

23.2                  Consent of Gibbons, Del Deo,  Dolan, Griffinger &
                      Vecchione (included in Exhibit 5.1)

24.1                  Powers of Attorney


ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing procedures, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, State of New Jersey, on this 14th day of August, 2002.


                                       1ST CONSTITUTION BANCORP


                                       By: /s/ Robert F. Mangano
                                           ---------------------
                                           Robert F. Mangano
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                  Date
---------                           -----                                  ----
/s/ Edward D. Knapp                 Director and Chairman of the Board     August 14, 2002
------------------------------
Edward D. Knapp

/s/ Robert F. Mangano               President and Chief Executive          August 14, 2002
------------------------------      Officer and Director
Robert F. Mangano

/s/ Charles S. Crow, III            Director                               August 14, 2002
------------------------------
Charles S. Crow, III

/s/ William M. Rue                  Director                               August 14, 2002
------------------------------
William M. Rue

/s/ Frank E. Walsh, III             Director                               August 14, 2002
------------------------------
Frank E. Walsh, III

/s/ Joseph M. Reardon               Principal Accounting Officer           August 14, 2002
------------------------------
Joseph M. Reardon

------------------------------
*Robert F. Mangano,
Attorney in Fact

                                  EXHIBIT INDEX


NO.                           DESCRIPTION                             METHOD OF FILING
---                           -----------                             ----------------
4.1                 Amended and Restated Stock Option        Incorporated by reference to Exhibit
                    Plan for Key Employees, as amended       10.1 to the Company's Form 10-Q SB
                    by Amendment effective July 1, 1999      for the period ended June 30, 2002
                    and as further amended by Second
                    Amendment effective April 25, 2002

4.2                 1996 Employee Stock Option Plan, as      Incorporated by reference to Exhibit
                    amended by Amendment and by a            10.2 to the Company's Form 10-Q SB
                    further Amendment effective July 1,      for the period ended June 30, 2002
                    1999 and as further amended by
                    Third Amendment effective April 25,
                    2002


4.3                 Employee Stock Option and                Incorporated by reference to Exhibit
                    Restricted Stock Plan                    6.3 to the Company's Registration
                                                             Statement on Form 10-SB (File No.
                                                             000-32891) filed June 15, 2001

4.4                 Directors Stock Option and               Incorporated by reference to Exhibit
                    Restricted Stock Plan                    6.4 to the Company's Registration
                                                             Statement on Form 10-SB (File No.
                                                             000-32891) filed June 15, 2001

5.1                 Opinion of Gibbons, Del Deo, Dolan,      Filed with this Registration
                    Griffinger & Vecchione                   Statement

23.1                Consent of KPMG LLP                      Filed with this Registration Statement

23.2                Consent of Gibbons, Del Deo, Dolan,      Included in Exhibit 5.1
                    Griffinger & Vecchione

24.1                Powers of Attorney                       Filed with this Registration Statement